Consent Of Independent Public Accountants

We hereby consent to the use in this annual report on Form 10-KSB of our report dated July 3, 1997 relating to the consolidated financial statements of UTG Communications International, Inc. and Subsidiaries.

                                    /s/ Merdinger, Fruchter, Rosen & Corso, P.C.
                                    --------------------------------------------
                                    Merdinger, Fruchter, Rosen & Corso, P.C.
                                    Certified Public Accountants

July 14, 1997